Exhibit 10.2

EXECUTION COPY

HARBINGER GROUP INC.
2014 Warrant Plan
Common Stock Purchase Warrant Agreement
This agreement, dated March 10, 2014, certifies that, for value received, Philip A. Falcone (the “Executive”) is entitled to subscribe for and purchase from Harbinger Group Inc. (the “Company”), at the price of $13.125 per share (the “Exercise Price”), three million (3,000,000) fully paid and nonassessable shares of Common Stock, $0.01 par value, of the Company (“Common Stock”), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The Exercise Price and the number and character of the shares with respect to which this Warrant is exercisable are subject to adjustment as hereinafter provided. Except as otherwise expressly set forth herein, this Warrant shall be construed in accordance with the provisions of the Harbinger Group Inc. 2014 Warrant Plan, as amended from time to time (the “Plan”), which provisions shall be incorporated herein by reference. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. In the event of a conflict between the Plan and this Warrant, the terms and conditions of the Plan shall govern. The Committee shall have final authority to interpret and construe the Plan and this Warrant and to make any and all determinations under them, in each case in good faith and such decision shall be binding and conclusive upon the Executive and his representatives in respect of any questions arising under the Plan or this Warrant. Notwithstanding anything in this Warrant or the Plan to the contrary, the Board may, in its sole discretion, at any time and from time to time, administer the Plan and this Warrant as set forth in Section 4(f) of the Plan. In any such case, the Board shall have all the authority granted to the Committee under the Plan and if such power is exercised all references to the Committee shall refer to the Board.
1.Exercise; Issuance of Certificates; Payment for Shares.
AThis Warrant shall expire at the Expiration Time and shall vest in five equal tranches over the term of the Warrant, with twenty percent (20%) vesting on the date stockholder approval is received as set forth in Section 16 below (“Initial Tranche”), and an additional twenty percent (20%) vesting on each of March 10, 2015, 2016, 2017 and 2018; provided that, subject to Section 7(c) of the Plan, (i) if the Executive has been terminated for Cause (as defined below) all vested and unvested Warrants shall terminate and may not be exercised; (ii) if the Executive has voluntarily terminated his employment with the Company (other than for Good Reason (as defined below) or as a result of death or Disability (as defined below)), then no further vesting of the Warrant shall occur from and after such termination date and the Executive shall have 90 days to exercise the vested Warrants after such termination date; (iii) if the Executive’s employment with the Company is terminated by the Executive with Good Reason or by the Company without Cause then, subject to the Release Condition, the Warrant shall continue to vest on the dates that the Warrant would otherwise have vested had the Executive continued to remain employed by the Company and the Executive shall have 90 days from the date of

Exhibit 10.2

such termination of employment to exercise any portion of the Warrant that shall have become vested prior to the date thereof, and six months after the date of vesting of any portion of the Warrant that vests on or after the date of such termination in accordance with this Section 1A(iii) but in no event shall such exercise period be beyond the Expiration Time (or such earlier date as provided under Sections 8 or 9 of the Plan); and (iv) if the Executive’s employment with the Company is terminated as a result of the Executive’s death or Disability, then the Warrant shall continue to vest on the dates that the Warrant would otherwise have vested had the Executive continued to remain employed by the Company and the Executive or his representatives shall have twelve months after the date of vesting of such Warrants with respect to any portion of the Warrant that vest in accordance with this Section 1A(iv). The terms “Cause”, “Disability” and “Good Reason” shall have the meaning set forth in the Plan, provided that if the Executive and the Company enter into an employment agreement, then Cause, Disability and Good Reason shall have the meaning set forth in such employment agreement, and in the absence of a definition contained therein, Cause, Disability and Good Reason shall have the meaning set forth in the Plan. For purposes of clause (iii), any unvested Warrants shall not expire or be forfeited before satisfaction of the Release Condition but shall expire or be forfeited promptly if and when the Release Condition is not satisfied. The “Release Condition” shall mean (x) if the Executive and the Company have entered into an employment agreement, then the “Release Condition” shall have the meaning set forth in such employment agreement or (y) in an absence of an employment agreement or a definition of Release Condition therein, the Release Condition shall mean the obligation of the Executive to provide, an irrevocable waiver and general release of claims, at the request of the Committee and in connection with a cessation of employment as described in clause (iii), to provide an irrevocable waiver and general release of claims in favor of the Company and its respective Affiliates, their respective predecessors and successors, and all of the respective current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, in the Company’s customary form (subject to modification by the Company to comply with changes in applicable laws) that has become effective and irrevocable in accordance with its terms within fifty-five (55) days after such termination of employment.
BThe rights may be so exercised by such holder hereof by the surrender of this Warrant (with the Subscription Agreement annexed hereto appropriately completed) to the Company at its offices at 450 Park Avenue, 30th Floor, New York, New York (or such other office or agency of the Company in New York, New York, as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company at any time while this Warrant remains outstanding) and by payment of the Exercise Price, at the election of the Executive in one or a combination of the following manners (i) by tendering in cash, by certified or cashier’s check or by wire transfer payable to the order of the Company, (ii) by having the Company withhold shares of Common Stock issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price (as such Exercise Price may be adjusted under this Warrant) as to which this Warrant is so exercised based on the Fair Market Value of the Common Stock, subject to any limitations that the Board or the Committee may impose in order for the Company to remain in compliance with any debt or indenture covenants or similar undertakings or (iii) such other method of paying the Exercise Price (as such Exercise

Exhibit 10.2

Price may be adjusted under this Warrant) as the Committee determines to be consistent with applicable law and the terms of the Warrant.
CSubject to the provisions of the next succeeding paragraph, certificates or book entry recordations for the shares so purchased shall be delivered to the holder hereof or his designee promptly after such surrender and delivery, and, unless this Warrant shall have expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof.
2.Agreement of Holder. The holder of this Warrant, by his acceptance hereof, represents that he is acquiring this Warrant, and will acquire the Common Stock issuable upon any exercise of this Warrant by such holder, for his own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof, except for a sale of such Common Stock in compliance with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed and the rules and the regulations thereunder.
3.Shares to be Fully Paid; Reservation of Shares. All shares issued upon the exercise of the rights represented by this Warrant shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than income and employment taxes incurred on exercise or in respect of any transfer occurring contemporaneously with such issue). During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock of the Company may be listed. The Company shall not take any action which would result in any adjustment of the Exercise Price if the total number of Common Stock issuable after such action upon exercise of the Warrant then outstanding would exceed the total number of then authorized but unissued Common Stock.
4.Adjustments. Upon the occurrence of any event described in Section 8 or 9 of the Plan, the Warrants may be adjusted in accordance with Section 8 and/or Section 9 of the Plan; provided that, to the extent that the Company accelerates or makes any anti-dilutive or similar adjustments to substantially all of the outstanding stock options issued to the Company’s senior executives, then the Company shall make substantially similar acceleration and/or adjustments to the Warrants, in each case to the extent permitted by applicable law and the rules and regulations of the applicable stock exchange.
5.Record of Ownership; Issue Tax. The Company may elect to evidence ownership of the Common Stock issued upon the exercise of the Warrants through book entry recordation or the issuance of stock certificates, which in each case shall be made without charge to the holders hereof for any issuance tax in respect thereof, and all such issuance taxes, if any, shall be paid or provided for by the Company prior to the issuance of such recordation or certificates.
6.No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

Exhibit 10.2

7.Listing of Shares. The Company agrees to secure the listing of the Common Stock issuable upon the exercise of this Warrant, subject to official notice of issuance, on the New York Stock Exchange, as soon as reasonably practicable but in any event subject to and in accordance with all applicable stock exchange rules.
8.Registration Books. The Company shall keep or cause to be kept, at its principal offices (or the office of its agents), proper books in which the name and address of the holder of this Warrant shall be registered.
9.Warrant Exchangeable; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company, for a new Warrant or new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Stock which may be subscribed for and purchased hereunder as adjusted to date, each such new Warrant to represent the right to subscribe for and purchase such number of Common Stock as shall be designated by such holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Stock which may be subscribed for and purchased hereunder.
10.Limitations on Transferability; Securities Act Compliance, Registration. The Warrants may not be assigned, alienated, pledged, attached, sold, gifted, loaned or otherwise transferred or encumbered by the Executive (“Transfer”) other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under of the Plan. In the event of the Executive's death, the Warrants shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Executive's executors or administrators. The Common Stock acquired following the exercise of the Warrants may be transferred at any time subject to compliance with applicable law, Sections 10(C) below and compliance with any written holding requirement policy adopted by the Company for senior executives. On or prior to the time at which this Warrant shall become vested in whole or in part or as reasonably promptly practicable thereafter, the Company shall register the shares of Common Stock issued or issuable upon exercise of this Warrant pursuant to a Registration Statement (as defined below); provided that, at the Executive’s written election, the vesting of Initial Tranche may be delayed until the Company files a Registration Statement and such Registration Statement is declared effective by the Commission.
ADefinitions. As used in this Section 10, the following definitions shall be applicable:
“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.
“Prospectus” shall mean any preliminary prospectus and final prospectus (as such may be amended or supplemented) which constitutes Part I of a Registration Statement filed with the Commission.
“Registration Statement” shall mean the form and documents required to be filed by an issuer in connection with the registration of securities of such issuer under

Exhibit 10.2

the Securities Act, including a registration statement on Form S-8 or other form as the Company determines appropriate.
“Restricted Securities” shall mean (i) this Warrant and any warrant or warrants issued in exchange therefor or in replacement thereof and (ii) the Common Stock issued or issuable upon exercise of this Warrant or such other warrants; the certificates for all of which bear the legend referred to in Section 10B; provided, however, that, to the extent permitted by applicable law, any Common Stock issued or issuable upon exercise of this Warrant shall not be treated as Restricted Securities to the extent registered pursuant to a Registration Statement.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
BLegends.
(1)Unless and until removed as provided in the next paragraph, this Warrant (and any Warrant or Warrants issued in exchange herefor or replacement hereof) and each certificate or recordation evidencing Common Stock issued upon exercise of this Warrant shall bear a legend in substantially the following form:
In the case of this Warrant: “THE TRANSFER OF THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN SECTION 10 HEREOF, AND THE HOLDER OF THIS WARRANT BY ACCEPTANCE HEREOF AGREES TO BE BOUND BY SUCH RESTRICTIONS.”
In the case of Common Stock: “THE TRANSFER OF THIS CERTIFICATE AND THE SHARES EVIDENCED HEREBY IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN SECTION 10 OF A COMMON STOCK PURCHASE WARRANT AGREEMENT, DATED MARCH 10, 2014, AND THE HOLDER OF THIS CERTIFICATE OR RECORDATION BY ACCEPTANCE HEREOF AGREES TO BE BOUND BY SUCH RESTRICTIONS. A COPY OF SUCH WARRANT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY WITH THE CORPORATE SECRETARY OF THE COMPANY.”
The Company may issue such “stop transfer” instructions to its transfer agent with respect to all or any of the Restricted Securities as it deems appropriate to prevent any violation of the provisions of this Section 10 or of the Securities Act.
(2)The Company shall issue a new Warrant or certificate or recordation which does not contain the legend set forth in Section 10B(1) if (i) the shares represented thereby are sold pursuant to a Registration Statement (including a current Prospectus) which has become and is effective under the Securities Act or (ii) the staff of the Commission shall have issued a “no action” letter to the effect that, or counsel acceptable to the Company shall have rendered

Exhibit 10.2

its opinion (which opinion shall be acceptable to the Company) that, such securities may be sold without registration under the Securities Act.
(3)At the time of any exercise of this Warrant, if believed in good faith to be reasonably necessary or appropriate to assure compliance with the requirements of the applicable law, the Company may require, as a condition of allowing such exercise, that the holder of this Warrant furnish to the Company such information as, in the opinion of the Company, is reasonably necessary in order to establish that such exercise is made in compliance with the registration requirements of the Securities Act or may be made without registration under the Securities Act, including without limitation a written statement that such holder is acquiring the security receivable upon such exercise for its own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof.
CNotice of Transfer; Opinion of Counsel. If a holder of Restricted Securities proposes to transfer all or a portion of such securities, such holder shall give the Company written notice specifying the securities involved and describing the manner in which the proposed transfer is to be made, together with either (i) at the Company’s request, an opinion of counsel satisfactory to the Company stating in substance that registration under the Securities Act is not required with respect to such transfer (the reasonable fees and expenses of such opinion of counsel to be paid by the Company) or (ii) a “no action” letter from the staff of the Commission with respect to such transfer. Following delivery of a notice accompanied by an opinion of counsel to the effect set forth above or by such a “no action” letter, such holder shall have the right to transfer, in a manner consistent with its notice to the Company, the Restricted Securities proposed to be transferred, unless the Company determines within 20 days following such delivery that registration under the Securities Act is required with respect to such proposed transfer. Such holder shall cooperate with the Company for the purpose of permitting such determination to be made, including, to the extent deemed necessary by the Company, procuring and delivering to the Company an investment letter signed by the proposed transferee and subject to statutory minimum tax withholding liability requirements.
11.Taxes and Withholding. The Executive shall be responsible for all income taxes payable in respect of the exercise of the Warrant and the acquisition of Common Stock issuable upon exercise of the Warrant. The Executive shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold any cash, Common Stock, other securities or other property or from any compensation or other amounts owing to the Executive, the amount of any required withholding taxes in respect of the Common Stock, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes, if applicable. In addition, the Executive shall be permitted to satisfy this obligation pursuant to Section 11(c)(ii) of the Plan, without requiring the Committee’s consent, subject to any limitations that the Board or Committee may impose in order for the Company to remain in compliance with any debt or indenture covenants or similar undertakings.
12.Section 409A. It is intended that the Shares be exempt from or comply with Section 409A of the Code and this Warrant shall be interpreted consistent therewith. This Warrant is subject to Section 11(q) of the Plan.

Exhibit 10.2

13.Electronic Delivery. By executing this Warrant, the Executive hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by the Commission’s rules. This consent may be revoked in writing by the Executive at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Executive.
14.Entire Agreement. This Warrant and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Warrant shall be valid unless the same be in writing and signed by the parties hereto.
15.Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
16.Shareholder Approval. This Warrant and the Plan are subject to shareholder approval, and if such approval is not obtained prior to December 31, 2014, then this Warrant shall be cancelled in its entirety without any payment to the Executive.
17.Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier service or personal delivery (i) if to the Company: Harbinger Group Inc., 450 Park Avenue, 30th Floor, New York, NY, 10022, Facsimile: (212) 906-8559, Attention: Legal Department, and (ii) if to the Executive, at the Executive’s last known address on file with the Company. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; and five business days after being deposited in the mail, postage prepaid if mailed.
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Exhibit 10.2

IN WITNESS WHEREOF, the Company and the Executive have executed this Warrant on this March 10, 2014.
HARBINGER GROUP INC.

By: /s/ Thomas A. Williams
Name: Thomas A. Williams
Title: Executive Vice President & Chief Financial Officer

ATTEST: /s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Corporate Secretary
Agreed to by:

/s/ Philip A. Falcone
Philip A. Falcone

Exhibit 10.2

SUBSCRIPTION AGREEMENT
Date: ____________________
To:    Harbinger Group Inc.
The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase ___________Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant, and (check the applicable boxes).

Tenders herewith payment of the Exercise Price (as such Exercise Price may be adjusted under this Warrant) in full in the form of cash, certified check, official bank check or by wire transfer, for account of the Company, in the amount of $ for of such Common Stock.

Elects to receive that number of Common Stock equal to the quotient of (i) (x) the Per Share Value, multiplied by ____ shares of Common Stock as to which the Warrant is being exercised minus (y) the aggregate Exercise Price (as such Exercise Price may be adjusted under this Warrant) with respect to such Common Stock, divided by (ii) the Per Share Value. “Per Share Value” means the Fair Market Value of the Common Stock.

Signature
Name:
Address